UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2005 (April 27, 2005)

WORLD AIR HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26582	20-2121036
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices / Zip Code)

(770) 632-8002
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act.

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

     ☐ Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

     ☐ Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 7.01. Regulation FD Disclosure

      On April 27, 2005, World Air Holdings, Inc. (“World Air Holdings”) announced the acquisition of North American Airlines, Inc. (“North American”), a privately held airline based in Jamaica, N.Y., for approximately $35 million in cash.

      On October 20, 2005, World Air Holdings, a Delaware Corporation (the “Registrant”), issued a press release reporting the completion of the re-audit of the 2004 financial statements for North American Airlines (the “Press Release”). The full text of the Registrant’s Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

      This Current Report on Form 8-K/A, Amendment No. 1 to the Current Report on Form 8-K filed by the registrant on April 28, 2005 regarding the acquisition of North American, is being filed for the purpose of filing the financial statements and furnishing the pro forma financial information required by Item 9.01. The information set forth in this Item 7.01, the Unaudited Pro Forma Condensed Combined Financial Statements of World Air Holdings and North American are being furnished, but not filed with, the SEC.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired—North American – As of December 31, 2004 and for the year then ended

	Balance Sheet as of December 31, 2004	P. 4

	Statement of Operations for the Year Ended December 31, 2004	P. 6

	Statement of Stockholder’s Equity and Comprehensive Earnings for the Year Ended December 31, 2004	P. 7

	Statement of Cash Flows for the Year Ended December 31, 2004	P. 8

	Notes to Financial Statements	P. 9

(b)	Unaudited Pro Forma Condensed Combined Financial Statements of World Air Holdings and North American	P. 25

	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2004	P. 27

	Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2004	P. 28

	Notes to Unaudited Pro Forma Condensed Combined Financial Statements	P. 29

(c)	Exhibits

23.1 Consent of KPMG LLP
99.1 Press Release of World Air Holdings issued on October 20, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD AIR HOLDINGS, INC.
(Registrant)

Dated: October 19, 2005	By:	/s/ Gilberto M. Duarte, Jr.

Gilberto M. Duarte, Jr.
Chief Financial Officer

Financial Statements and Supplementary Data

NORTH AMERICAN AIRLINES, INC.
BALANCE SHEET
December 31, 2004
(in thousands)

(Restated) (Note 4)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,505
Restricted cash	2,285
Accounts receivable, less allowance for doubtful accounts of $25	11,269
Accounts receivable - other	2,568
Prepaid and refundable income taxes	1,942
Prepaid expenses and other current assets	2,658
Current portion of deferred rent	68
Deferred tax assets	48

Total current assets	27,343

EQUIPMENT AND PROPERTY
Flight and other equipment	2,861
Less: accumulated depreciation and amortization	1,416

Net equipment and property	1,445

OTHER ASSETS
Aircraft lease security deposits	3,090
Restricted cash	1,209
Other security deposits	337
Deferred tax assets	146

Total other assets	4,782

TOTAL ASSETS	$33,570

See accompanying Notes to Financial Statements

NORTH AMERICAN AIRLINES, INC.
BALANCE SHEET - (continued)
December 31, 2004
(in thousands)

(Restated) (Note 4)
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$8,693
Unearned revenue	5,877
Accrued maintenance	1,781
Accrued salaries and wages	2,541
Accrued income taxes	494
Accrued other taxes	3,671
Other accrued liabilities	4,058

Total current liabilities	27,115

LONG-TERM LIABILITIES
Deferred rent	784

Total liabilities	27,899

STOCKHOLDER’S EQUITY
Common Stock, $10 par value; 100,000 shares authorized; 22,500 shares issued and outstanding	225
Additional paid-in capital	180
Retained earnings	5,266

Total stockholder’s equity	5,671

COMMITMENTS AND CONTINGENCIES (Notes 3, 6, 8 and 9)	—

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$33,570

See accompanying Notes to Financial Statements

NORTH AMERICAN AIRLINES, INC.
STATEMENT OF OPERATIONS
Year Ended December 31, 2004
(in thousands)

(Restated)
(Note 4)

REVENUES	$212,926

OPERATING EXPENSES
Flight	73,030
Maintenance	25,899
Aircraft costs	33,148
Fuel	48,013
Flight operations subcontracted to other carriers	915
Commissions	6,775
Depreciation and amortization	431
Sales, general and administrative	23,945

Total operating expenses	212,156

OPERATING INCOME	770

OTHER INCOME (EXPENSE)
Interest expense	(2)
Interest income	62
Federal excise tax penalty	(429)
Other, net	18

Total other income (expense)	(351)

EARNINGS BEFORE INCOME TAX EXPENSE	419

INCOME TAX EXPENSE	1,039

NET LOSS	$620

See accompanying Notes to Financial Statements

NORTH AMERICAN AIRLINES, INC.
STATEMENT OF STOCKHOLDER’S EQUITY AND COMPREHENSIVE EARNINGS
Year ended December 31, 2004
(in thousands)

		Additional		Total
	Common	Paid-in	Retained	Stockholder’s
	Stock	Capital	Earnings	Equity
Balances at January 1, 2004, as previously reported	$225	$180	$8,856	$9,261
Cumulative restatement adjustment, net of tax (Note 4)			(1,470)	(1,470)

Balances at January 1, 2004, as restated	225	180	7,386	7,791
Net loss and other comprehensive earnings (losses)	—	—	(620)	(620)
Distributions to stockholder	—	—	(1,500)	(1,500)

Balances at December 31, 2004, as restated	$225	$180	$5,266	$5,671

See accompanying Notes to Financial Statements

NORTH AMERICAN AIRLINES, INC.
STATEMENT OF CASH FLOWS
Year Ended December 31, 2004
(in thousands)

(Restated)
(Note 4)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$11,737

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	431
Deferred income taxes	784
Provision for doubtful accounts	881
Loss on abandonment of assets	27
Other	(44)

Changes in operating assets and liabilities:
Accounts receivable	(7,858)
Restricted cash	2,601
Prepaid and refundable income taxes	741
Deposits, prepaid expenses and other assets	(1,007)
Accounts payable, accrued expenses and other liabilities	3,040
Unearned revenue	(2,416)
Deferred rent	496

Net cash used in operating activities	(2,944)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and property	(788)

Net cash used in investing activities	(788)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to stockholder	(1,500)

Net cash used in financing activities	(1,500)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,232)

CASH AND CASH EQUIVALENTS AT END OF YEAR	$6,505

SUPPLEMENTAL INFORMATION:
Cash paid for:
Income taxes	$687

See accompanying Notes to Financial Statements

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

          Organization

     The accompanying financial statements include the accounts of North American Airlines, Inc. (“North American” or the “Company”), an independently operated airline.

     North American was organized on April 20, 1989 and is a U.S. certificated air carrier. Air transportation operations account for 100% of the Company’s operating revenue. North American provides passenger charter and wet lease air transportation, serving the U.S. Government, tour operators, and international airlines. In addition, the Company operates domestic and international scheduled passenger service in selected markets (see Note 9).

     On April 27, 2005, North American entered into a Stock Purchase Agreement with World Air Holdings, Inc. (“World Air Holdings”) wherein World Air Holdings purchased all of the issued and outstanding shares of North American. The accompanying financial statements are prepared on the historical cost basis of North American and do not include any adjustments to reflect the new basis of World Air Holdings.

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS – (Continued)

          Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include accrued expenses, income and other taxes, allowance for bad debts, insurance recovery and maintenance receivables, depreciation and amortization rates, and litigation accruals.

          Cash and Cash Equivalents

     The Company considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. The balance of cash and cash equivalents at December 31, 2004 includes $3.1 million of U.S. Treasury bills.

     Current restricted cash consists of amounts required for letters of credit required to be secured by cash collateral and prepayments from customers for flights that are scheduled to be flown within 30 days of the balance sheet date. Long-term restricted cash includes $969,000 of funds held in escrow in the Dominican Republic and $240,000 required for letters of credit required to be secured by cash collateral. (See Note 8.)

          Concentration of Credit Risk

     Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents. The Company places its cash and cash equivalents with high-quality institutions. At times, such amounts are in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limits. As of December 31, 2004, such excess over FDIC insurance limits amounted to approximately $6.1 million.

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS – (Continued)

          Revenue Recognition

     Charter revenues are initially recorded as a component of unearned revenue at the time of sale and recognized as revenue when air transportation services are provided. Passenger ticket sales are initially recorded as a component of unearned revenue, and revenue derived from ticket sales is recognized on a per leg basis at the time service is provided. Non refundable tickets expire one year from the date the ticket is purchased. A number of these tickets expire unused and are recognized into revenue upon expiration.

          Fuel Surcharges

     Military and charter contracts generally include a fixed component per gallon for fuel usage with a provision to partially or fully reconcile to the actual price per gallon paid. This fuel surcharge is recorded to revenue when transportation service is provided.

          Income Taxes

     During 2004 and effective January 1, 2004, the Company, with the consent of its stockholder, elected to be taxed as an S corporation under the provisions of the Internal Revenue Code and applicable state tax laws. The stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, except as noted below, no provision or liability for federal or state income taxes for periods after January 1, 2004 is included in the accompanying 2004 financial statements. Certain specific deductions and credits flowed through the Company to its stockholder as well.

     This election is also valid for New York; however, New York state law still requires a minimum tax. Therefore, a provision and a related liability have been included in the financial statements for New York State income taxes.

     The Company provides for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the financial statements in the period that includes the enactment date. As described in Note 6, the election to be treated as an S Corporation resulted in the write-off of a significant portion of the net deferred tax assets in 2004.

          Equipment and Property

     Equipment and property are stated at cost.

     Provisions for depreciation and amortization of equipment and property are computed over their estimated useful lives or, for leasehold improvements, over the term of the lease, if shorter, by the straight-line method, with estimated salvage values of 0-10%. Estimated useful lives of equipment and property are as follows:

Flight equipment	5-7 years

Other equipment and property	5-7 years

     Major improvements to capital equipment, including those performed in response to Airworthiness Directives (“ADs”) issued by the Federal Aviation Administration, are capitalized at cost. Modifications, including those in response to ADs, as well as routine maintenance and repairs are expensed as incurred.

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS – (Continued)

          Leasehold improvements are stated at cost and amortized over their estimated useful lives or the life of the lease, whichever is shorter.

          Aircraft Maintenance

     Aircraft Maintenance and repair costs are charged to operating expense as incurred (including periodic maintenance reserve payments to lessors), except for periodic heavy maintenance checks for which estimated costs are accrued based on hours flown. Receivables from lessors are recorded as a reduction of maintenance expense for the recovery of maintenance costs from maintenance reserves when recovery is deemed to be probable. During 2004, the Company began pursuing the recovery from its lessors of previously paid maintenance reserves for maintenance work performed in 2004 as well as in prior periods. As result of these efforts, management was able to determine that recovery of $1.9 million of these previously paid maintenance reserves was probable, and has included this amount within other receivables as of December 31, 2004. Included within the $1.9 million is $785 thousand of maintenance costs that relate to maintenance events occurring in periods prior to 2004. These amounts have been recognized as a reduction of maintenance expense during 2004.

          Impairment of Long-Lived Assets

     The Company reviews its long-lived assets used in operations for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.

     To the extent that the future undiscounted net cash flows expected to be generated from an asset are less than the carrying amount of the asset, an impairment loss will be recognized based on the difference between the asset’s carrying amount and its estimated fair market value. No impairment loss was required in 2004.

          Other Comprehensive Earnings (Loss)

     The Company reports comprehensive earnings (loss) in its Statement of Stockholder’s Equity and Comprehensive Earnings. For the year ended December 31, 2004, there were no items of other comprehensive earnings or losses for the Company.

          Recently Issued Accounting Standards

     In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 (“SFAS No. 153”). SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets in eliminating the exception from fair value measurement for nonmonetary exchanges of similar productive assets and replacing it with an exception for exchanges that do not have commercial substance. SFAS No. 153 indicates a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges in fiscal years beginning after June 15, 2005, with earlier application permitted. The Company does not expect any material impact on its financial condition, results of operations or liquidity.

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS – (Continued)

          In March 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations.” FIN No. 47 clarifies the term “conditional asset retirement obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations.” This interpretation requires that companies recognize a liability for the fair value of a legal obligation to perform asset-retirement activities which are conditional on a future event if the amount can be reasonably estimated. FIN No. 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005. The Company believes that the adoption of FIN No. 47 will not have a material impact on the Company’s financial condition, results of operations or liquidity.

2. Prepaid Expenses and Other Current Assets

          Prepaid expenses and other current assets consist of the following at December 31, 2004 (in thousands):

Prepaid fuel	$1,528
Prepaid commission	299
Prepaid rent	232
Expendable parts, net	458
Other	141

$2,658

3. Operating Leases

          At December 31, 2004, the Company’s operating fleet consisted of five Boeing 757 passenger aircraft and three Boeing 767 passenger aircraft, all of which are extended-range versions. All aircraft are operated under operating leases.

          The terms of the Company’s leases vary by aircraft and have been renegotiated as deemed appropriate by North American’s management to improve the agreement terms and/or extend the terms of individual leases. One Boeing 757 was returned to the lessor in the third quarter of 2004 in accordance with the lease terms.

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS – (Continued)

          The Company also leases office space pursuant to the terms of various noncancellable operating leases; the largest of these leases expired on September 30, 2005, and the Company is negotiating an extension. The Company continues to occupy this facility on a month-to-month basis. Rental expense totaled approximately $1.1 million for the year ended December 31, 2004. Aircraft lease expense totaled approximately $28.3 million exclusive of non-refundable maintenance reserve payments for the year ended December 31, 2004. As part of its aircraft leases, the Company makes a per flight hour non-refundable maintenance reserve payment to the applicable lessor which totaled $12.8 million for the year ended December 31, 2004.

          Certain of the Company’s operating leases require rental payments that vary in amount from year to year. The Company accounts for the cost of these leases on a straight-line basis, thereby recognizing rent expense evenly over the lease term. A current portion of deferred rent asset for certain aircraft and a long-term deferred rent liability for remaining aircraft are recognized in the balance sheet to reflect the cumulative-to-date differences between rent expense recognized and cash payments made.

          As of December 31, 2004, future annual minimum lease payments exclusive of non-refundable maintenance reserve payments for operating leases that have initial or remaining lease terms in excess of one year were as follows (in thousands):

2005	$24,769
2006	15,305
2007	6,950
2008	4,026
2009	1,729
Thereafter	95

Total	$52,874

4. Restatements and Reclassifications

          Immediately after its acquisition of North American, World Air Holdings began a review of North American’s processes, controls, systems, and accounting policies and engaged KPMG LLP to re-audit the financial statements as of and for the year ended December 31, 2004. As a result of this process, management identified certain adjustments which necessitate a restatement of the Company’s financial statements for 2004 as well as the January 1, 2004 retained earnings balance. In addition, certain reclassification adjustments have been reflected to conform North American’s financial statement presentation to that of World Air Holdings.

          The following tables highlight the effects of the restatements and reclassifications on the Balance Sheet as of December 31, 2004 and the Statement of Operations for the year then ended:

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS — (continued)

BALANCE SHEET
December 31, 2004
(in thousands)
ASSETS

	As			As restated
	previously			and
	reported	Reclassifications	Restatements	reclassified

CURRENT ASSETS
Cash and cash equivalents	$3,257	$3,135	$113	$6,505
Restricted cash	—	—	2,285	2,285
Investments in U.S. Treasury Bills	3,135	(3,135)	—	—
Accounts receivable, net of allowance for doubtful accounts of $25	11,457	—	(188)	11,269
Accounts receivable – other	—	1,402	1,166	2,568
Prepaid and refundable income taxes	—	470	1,472	1,942
Prepaid expenses and other current assets	5,691	(1,872)	(1,161)	2,658
Current portion of deferred rent	—	—	68	68
Deferred tax assets	65	—	(17)	48

Total current assets	23,605	—	3,738	27,343

EQUIPMENT AND PROPERTY
Flight and other equipment	2,395	—	466	2,861
Less: accumulated depreciation and amortization	1,349	—	67	1,416

Net equipment and property	1,046	—	399	1,445

OTHER ASSETS
Aircraft lease security deposits	3,090	—	—	3,090
Restricted cash	500	—	709	1,209
Other security deposits	574	—	(237)	337
Deferred tax assets	—	—	146	146

Total other assets	4,164	—	618	4,782

TOTAL ASSETS	$28,815	$—	$4,755	$33,570

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS — (continued)

BALANCE SHEET - (continued)
December 31, 2004
(in thousands)

LIABILITIES AND STOCKHOLDER’S EQUITY

	As			As restated
	previously			and
	reported	Reclassifications	Restatements	reclassified

CURRENT LIABILITIES
Accounts payable	$11,290	$(2,382)	$(215)	$8,693
Unearned revenue	3,645	—	2,232	5,877
Accrued maintenance	1,335	456	(10)	1,781
Accrued salaries and wages	2,546	—	(5)	2,541
Accrued income taxes	—	—	494	494
Accrued other taxes	1,034	—	2,637	3,671
Other accrued liabilities	—	1,926	2,132	4,058

Total current liabilities	19,850	—	7,265	27,115

LONG-TERM LIABILITIES
Deferred rent	—	—	784	784

Total liabilities	19,850	—	8,049	27,899

STOCKHOLDER’S EQUITY
Common Stock, $10 par value, 100,000 shares authorized; 22,500 shares issued and outstanding	225	—	—	225
Additional paid-in capital	180	—	—	180
Retained earnings	8,560	—	(3,294)	5,266

Total stockholder’s equity	8,965	—	(3,294)	5,671

COMMITMENTS AND CONTINGENCIES (Note 8)	—	—	—	—

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$28,815	$—	$4,755	$33,570

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS — (continued)

STATEMENT OF OPERATIONS
Year Ended December 31, 2004
(in thousands)

				As
				restated
	As previously			and
	reported	Reclassifications	Restatements	reclassified

REVENUES	$213,429	$—	$(503)	$212,926

OPERATING EXPENSES
Flight	—	72,810	220	73,030
Maintenance, materials and repairs	34,287	(34,287)	—	—
Maintenance	—	28,201	(2,302)	25,899
Aircraft costs	31,907	—	1,241	33,148
Fuel	47,720	—	293	48,013
Flight operations subcontracted to other carriers	—	915	—	915
Wages, salaries and benefits	48,418	(48,418)	—	—
Ground handling and landing fees	23,513	(23,513)	—	—
Food service	11,720	(11,720)	—	—
Commissions	—	7,008	(233)	6,775
Commissions and booking fees	5,408	(5,408)	—	—
Other rentals	1,310	(1,310)	—	—
Depreciation and amortization	—	—	431	431
Sales, general and administrative	—	23,709	236	23,945
Other general and administrative	7,374	(7,104)	(270)	—
Bad debt provision	858	(858)	—	—

Total operating expenses	212,515	25	(384)	212,156

OPERATING INCOME	914	(25)	(119)	770

OTHER INCOME (EXPENSE)
Interest expense	—	4	(6)	(2)
Interest income	66	(4)		62
Loss on abandonment of assets	(27)	27	—	—
Federal excise tax penalty	—	—	(429)	(429)
Other, net	(50)	23	45	18

Total other income (expense)	(11)	50	(390)	(351)

EARNINGS BEFORE DEPRECIATION AND AMORTIZATION AND INCOME TAX EXPENSE (BENEFIT)	903	25	(509)	419

Depreciation and amortization	381	—	(381)	—

INCOME TAX EXPENSE (BENEFIT)	(682)	25	1,696	1,039

NET EARNINGS (LOSS)	$1,204	$—	$(1,824)	$(620)

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS — (continued)

The principal restatement adjustments to the Company’s 2004 financial statements are summarized as follows:

Revenue recognition

     The restated financial statements reflect the correction of billing errors as well as failure to timely provide and record credits due to customers. Management also noted that revenues needed to be adjusted due to improper cutoff procedures.

Accrual and expense recognition

     Management noted that costs including ground handling, catering, maintenance, other tax liabilities, workers compensation and aircraft insurance were not being recognized in the appropriate period due to errors in estimating expense and cost cutoff procedures. Adjustments were required to record various types of costs in the proper periods, including the expensing of costs incurred and paid but not actually charged to expense. The former policy to expense aircraft and office lease payments as they were paid was also corrected. The restatement reflects aircraft and office lease expense being recorded on a straight-line basis over the life of the lease.

Federal excise tax penalty

      The restated financial statements reflect the recognition of federal excise tax penalties incurred due to late filings or non-filings of excise tax returns.

Restricted cash and unearned revenue

      The restated financial statements include prepayments from customers for flights that are scheduled to be flown within 30 days of the balance sheet date.

Receivables

      The restated financial statements reflect the reversal of a receivable writeoff related to the Dominican Republic matter (see Note 8) and its reclassification to long-term restricted cash. Receivables have also been recognized from lessors and insurers for probable recovery of maintenance and insurance claims.

Equipment and property

      The restated financial statements reflect adjustments to depreciable assets using the straight-line method of depreciation rather than accelerated methods that are not consistent with fixed asset utilization.

Maintenance reserves

      The restated financial statements reflect the correction of errors in calculating the expense of future maintenance events.

Income taxes

      Income tax adjustments were required to write off in 2004 a significant portion of the Company’s deferred tax assets that existed at January 1, 2004. This write off was required because the Company changed its tax filing status to become a Subchapter S filer effective January 1, 2004. In addition, adjustments were required to reflect the tax impact of the pretax adjustments described above and to correct errors in the 2003 provision for income taxes.

The principal restatement adjustments to the Company’s January 1, 2004 retained earnings balance are summarized below:

Revenue recognition and accounts receivable

      Management noted that revenues needed to be adjusted due to improper cutoff procedures.

Accrual and expense recognition

      Management noted that costs including ground handling, catering, maintenance, other tax liabilities, workers’ compensation and aircraft insurance were not being recognized in the appropriate period due to errors in estimating expense and cost cutoff procedures. Adjustments were required to record the costs in the proper periods, including the expensing of costs incurred and paid but not actually charged to expense. The former policy to expense lease payments as they were paid was also corrected. The restatement reflects aircraft and office lease expense being recorded on a straight-line basis over the life of the lease.

Federal excise tax penalty

      The restated financial statements reflect the recognition of federal excise tax penalties incurred due to late filings or non-filings of excise tax returns.

Equipment and property

     The restated financial statements reflect adjustments to depreciable assets using the straight line method of depreciation rather than accelerated methods that are not consistent with fixed asset utilization.

Maintenance and interrupted trips reserve

      The restated financial statements reflect the direct expensing of interrupted trip costs at the time the interrupted trip delay occurs rather than accruing these costs in advance and the correction of errors in calculating the expense of future maintenance events.

Income taxes

      Income tax adjustments were required to eliminate the valuation allowance established against the Company’s deferred tax assets in 2003 in anticipation of the Company changing its tax filing status to become a Subchapter S filer. In addition, adjustments were required to reflect the tax impact of the pretax adjustments to January 1, 2004 retained earnings that are described above and to correct errors in the 2003 provision for income taxes.

The following table compares previously reported cash flow amounts with restated amounts for the year ended December 31, 2004.

	As previously
	reported	As restated

Net cash used in operating activities	$(4,550)	$(2,944)

Net cash provided by (used in) investing activities	4,103	(788)

Net cash used in financing activities	(1,500)	(1,500)

Net decrease in cash	$(1,947)	$(5,232)

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS – (Continued)

5. Employee Benefit Plans

     The Company provides a qualified 401(k) employee savings plan for the benefit of substantially all employees. Under the plan, employees may contribute up to $13,000 or 25% of their salary. The Company must match 100% of employees’ contributions up to 1% of salary for employees with one year service through 5% of salary for employees with nine or more years service. The Company also has the option to make an additional profit-sharing contribution to the plan. Total contribution expense for matching of elective deferrals and profit sharing for the year ended December 31, 2004 was $370,562.

6. Income Taxes

     Components of income tax expense for the year ended December 31, 2004 were as follows (in thousands):

Current:
Federal	$—
State	129
Foreign	126
Deferred:
Federal	825
State	(41)
Foreign	—

Total income tax expense	$1,039

     Effective January 1, 2004 the Company, in conjunction with its sole shareholder, elected to change its tax filing status to a Subchapter S corporation. As a result of and in accordance with Statement of Financial Accounting Standards (SFAS) 109, “Accounting for Income Taxes”, the Company is required to write off tax benefits that would not be realized for Federal

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS – (Continued)

income tax purposes of $825,000 on the earlier of the effective date of the election or the application for the election which is January 1, 2004. The Company, therefore, recognized a higher effective tax rate than would be expected using applicable statutory tax rates.

     Income tax expense attributable to earnings differed from the statutory income tax rate as a result of the following (in thousands):

Expected Federal income tax expense	$—
State and local taxes	88
Writeoff of net deferred tax assets	825
Foreign taxes	126

Income tax expense	$1,039

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2004 were as follows (in thousands):

Deferred tax assets:
State tax accrual	$75
Compensated absences	32
Deferred rent	24
Maintenance reserves	15
Allowance for doubtful accounts	1
Other	62

Gross deferred tax assets	209
Deferred tax liabilities:
Equipment and property	15

Net deferred tax assets	$194

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not if some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS – (Continued)

deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of its deferred tax assets as of December 31, 2004.

The Company’s 2003 federal income tax return is currently under examination by the Internal Revenue Service. This audit is in the preliminary stages and as such the Company cannot predict the outcome of such audit. Currently, the Internal Revenue Service has not proposed any adjustments. If the Internal Revenue Service proposes adjustments to the 2003 federal income tax return, these adjustments could significantly impact the Company’s tax expense in 2004 as the Company elected S Corporation status and a significant portion of its deferred taxes were written off as previously discussed.

As of December 31, 2004, the Company has prepaid and refundable income taxes including $1.4 million in over payments related to the 2003 tax year for which the Company is required to file amended returns to recover refunds.

7. Principal Customers and Revenue Categories

     Information concerning the categories of revenues compromising 10% or more of the Company’s operating revenues in 2004 is presented in the following table (in millions):

Passenger Charter Operations	$177,1
Scheduled Service Operations	33.8

      Information concerning customers whose revenues comprised 10% or more of the Company’s operating revenues in 2004 is presented in the following table (in millions):

U.S. Air Force (“USAF”) Air Mobility Command (“AMC”)	$92.0
Sun Trips	31.3

     The classification between domestic and export revenue is based on entity definitions prescribed in the economic regulations of the Department of Transportation. Under these definitions the Company has minimal revenues from export sales.

8. Commitments and Contingencies

     The Company has entered into multi-year agreements with another airline pursuant to which it receives parts inventory and technical maintenance support in connection with the maintenance of aircraft. The agreements provide for fixed-rate monthly fees per aircraft, as well as fees based on flight hours.

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS – (Continued)

     As of December 31, 2004, future annual minimum payments under these agreements that have initial or remaining terms in excess of one year were as follows (in thousands):

2005	$1,635
2006	1,308
2007	905

Total	$3,848

     The Company, along with certain unrelated entities, is a defendant in litigation brought in the Dominican Republic for, among other things, breach of contract. The lawsuit is subject to the laws of the Dominican Republic. As of December 31, 2004, the plaintiff had successfully petitioned the applicable court, which embargoed the Company’s peso-denominated funds in the Dominican Republic. Accordingly, 30 million pesos ($969,000 included under Other Assets-Restricted Cash on the Balance Sheet as of December 31, 2004) was embargoed and is not controlled by the Company. The litigation is in the early stages of discovery, and the outcome at this time is not determinable, therefore the Company has not recorded any accrual for this matter. Although management believes that the litigation is without merit and the Company intends to vigorously contest the claims, management cannot give any assurance that the funds will be released to the Company.

     The Company’s pilots elected the International Brotherhood of Teamsters (“IBT”) to represent them in early 2004. Though Company management and the IBT continue to negotiate terms, no collective bargaining agreement has been reached. For competitive and economic reasons, the Company, effective as of January 1, 2005 and February 1, 2005, unilaterally reduced pilot wages and other benefits in addition to modifying certain work rules. The IBT thereafter filed suit against the Company in a federal district court in California seeking, among other things, a preliminary injunction against the Company arguing that management’s unilateral wage and benefits reductions during contract negotiations were discriminatory and violated the ‘status quo’ provisions of the Railway Labor Act. A hearing was held in July 2005, supplemental briefs were filed on August 22, 2005, and the court on September 14, 2005, denied the IBT’s request for preliminary injunctive relief in its entirety and set a case management conference for November 14, 2005. The Company believes that it can satisfactorily demonstrate to the court the competitive and economic

NORTH AMERICAN AIRLINES, INC.
NOTES TO FINANCIAL STATEMENTS – (Continued)

necessities required under the Railway Labor Act to justify its unilateral actions with its pilot group during labor negotiations without its first bargaining agreement in place. The Company, however, cannot give any assurance that an adverse result in this litigation will not have a material adverse effect on the Company’s financial condition, results of operations, or liquidity.

     The Company’s flight attendants elected the IBT to represent them as of August 31, 2005. Negotiating a first contract typically takes between eighteen (18) and thirty six (36) months.

     The Company is a party to separate actions brought by two former pilots for various causes of action, including wrongful termination. The former pilots Otto and Cooper, respectively, allege damages of $3 million and approximately $200,000. Otto’s case is scheduled for trial in California in November 2005, and Cooper’s case is still in the discovery phase. At the time of the original issuance of the 2004 financial statements in April of 2005, management was unable to predict the outcome of either case and, therefore, no provision was reflected in the previously issued financial statements or the accompanying financial statements. However, subsequent to April 2005 management entered into preliminary settlement discussions in the California matter, and as a result of these discussions has accrued $200,000 in fiscal year 2005 related to this matter. The Company believes that both claims are without merit and intends to defend itself vigorously in both lawsuits, although it cannot give assurance that this litigation will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

     In addition, the Company is a party to routine litigation and administrative proceedings incidental to its business, none of which is believed by the Company likely to have a material adverse effect on its financial condition, results of operations or liquidity.

9. Subsequent Events

      On April 27, 2005, North American was acquired for approximately $35 million in cash by World Air Holdings, a publicly traded holding company with wholly-owned subsidiaries World Airways, Inc. (“World Airways”) and World Risk Solutions, Ltd. World Air Holdings had 2004 consolidated operating revenues of $504 million. This acquisition expands World Air Holdings’ product mix in the military and commercial charter markets. North American will maintain its operational headquarters at John F. Kennedy International Airport in New York, with World Airways and World Air Holdings continuing to be based in Peachtree City, Georgia.

      As of September 1, 2005, North American elected to discontinue its scheduled service between Oakland and Hawaii and, therefore, on October 1, 2005 the Company closed its Oakland base. Certain costs were incurred to close office locations, move equipment, facilitate employee relations and accommodate passengers affected by the discontinuance of service. Refunds were issued to all passengers holding tickets for flights after September 1st, and the aircraft has been reassigned to more profitable AMC business.

      In April 2005, the Company agreed to lease an additional 767 aircraft with an expected delivery date on or about March 14, 2006 and lease terms through April 30, 2011.

Independent Auditors’ Report

To the Stockholder
North American Airlines, Inc.:

We have audited the accompanying balance sheet of North American Airlines, Inc., as of December 31, 2004, and the related statements of operations, stockholder’s equity and comprehensive earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North American Airlines, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 4 to the financial statements, the accompanying balance sheet as of December 31, 2004 and the related statements of operations, stockholder’s equity and comprehensive earnings, and cash flows for the year then ended have been restated.

KPMG LLP

New York, New York
October 18, 2005

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
OF WORLD AIR HOLDINGS, INC. AND NORTH AMERICAN AIRLINES, INC.

     The following unaudited pro forma condensed combined balance sheet as of December 31, 2004 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 are based on the historical financial statements of World Air Holdings and North American after giving effect to the combination using the purchase method of accounting, in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”, on a pro forma basis and applying the estimates, assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. North American’s presentation format was conformed to that of World Air Holdings. The unaudited pro forma condensed combined financial statements do not represent what World Air Holdings’ financial position or results of operations would actually have been if the proposed combination had in fact occurred on those dates or to project World Air Holdings’ financial position or results of operations as of any future date.

     For pro forma purposes:

•	We combined World Air Holdings’ consolidated balance sheet as of December 31, 2004 with North American’s balance sheet as of December 31, 2004 as if the proposed combination had occurred on December 31, 2004; and

•	We combined World Air Holdings’ consolidated statement of operations for the year ended December 31, 2004 with North American’s statement of operations for the year ended December 31, 2004 as if the proposed combination had occurred on January 1, 2004.

     A valuation was conducted to help determine the fair value of net assets acquired. This valuation is the basis for the estimates of fair value reflected in these unaudited pro forma condensed combined financial statements. As of December 31, 2004, the purchase price exceeds fair value of the identifiable net assets acquired by $23.3 million, also known as goodwill. Under the purchase method of accounting, we allocated the total estimated purchase price, calculated as described in Note 1 to the unaudited pro forma condensed combined financial statements, to the net tangible and intangible assets acquired in connection with the combination, based on their estimated fair value as of April, 27, 2005.

     We prepared the unaudited pro forma condensed combined financial information based on the assumptions described in the notes to the unaudited pro forma condensed combined financial statements and the estimated fair value of assets and liabilities acquired. The unaudited pro forma condensed combined financial statements do not include any adjustments to assets or liabilities resulting from integration plans.

     We encourage you to read these unaudited pro forma condensed combined financial statements and accompanying notes in conjunction with the historical financial statements and the related notes thereto of World Air Holdings and North American and other financial information pertaining to World Air Holdings and North American, including World Air Holdings’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in World Air Holdings’ Annual Report on Form 10-K for the year ended December 31, 2004.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2004
(in thousands)

	World Air	North	Pro forma		Pro forma
	Holdings	American	Adjustments	Note 2	Combined

Assets
Current assets

Cash and cash equivalents	$49,956	$6,505	$(34,750)	(A)	$21,711

Restricted cash	4,926	2,285			7,211

Accounts receivable, net	52,382	13,837	1,360	(B)	67,579

Current portion of deferred rent	—	68	(68)	(E)	—

Prepaid expenses and other current assets	8,335	4,600			12,935

Deferred tax assets	6,685	48	(1,767)	(H)	4,966

Total current assets	122,284	27,343	(35,225)		114,402

Equipment and property, net	33,193	1,445	98	(D)	34,736

Security deposits	18,237	3,427	—		21,664

Intangible assets other than goodwill	—	—	8,095	(E)	8,095

Goodwill	—	—	20,218	(E)
			3,083	(G)	23,301

Other assets and deferred charges, net	5,603	1,355	(146)	(H)	6,812

Total assets	$179,317	$33,570	$(3,877)		$209,010

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES

Current maturities of long-term debt	$6,000	$—			$6,000

Accounts payable	35,482	8,693			44,175

Accrued rent	5,489	—			5,489

Current portion of deferred rent	3,242	—			3,242

Unearned revenue	6,293	5,877			12,170

Accrued maintenance	4,179	1,781			5,960

Accrued salaries, wages and profit sharing	20,463	2,541			23,004

Accrued taxes	8,482	4,165	424	(H)	13,071

Other accrued liabilities	1,861	4,058	1,408	(C)	7,327

Total current liabilities	91,491	27,115	1,832		120,438

Long-term debt, net of current maturities	43,879	—			43,879

Deferred gain from sale-leaseback transactions, net	1,645	—			1,645

Accrued post-retirement benefits	4,081	—			4,081

Accrued and deferred rent, net of current portion	5,615	784	(784)	(E)	5,615

Deferred income taxes	2,208	—	3,083	(G)
			(3,597)	(H)	1,694

TOTAL LIABILITIES	148,919	27,899	534		177,352

STOCKHOLDERS’ EQUITY

Preferred stock	—	—			—

Common stock	18	225	(225)	(F)	18

Additional paid-in capital	42,712	180	(180)	(F)	42,712

Accumulated Earnings	525	5,266	(5,266)	(F)
			1,260	(H)	1,785

Treasury stock at cost	(12,857)	—			(12,857)

Total stockholders’ equity	30,398	5,671	(4,411)		31,658

COMMITMENTS AND CONTINGENCIES	—	—	—		—

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$179,317	$33,570	$(3,877)		$209,010

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share data)

	World Air	North	Pro forma		Pro forma
	Holdings	American	Adjustments	Note 2	Combined

REVENUES	$503,900	$212,926	$(7,430)	(N)	$709,396

OPERATING EXPENSES
Flight	157,147	73,030			230,177
Maintenance	76,004	25,899			101,903
Aircraft costs	77,243	33,148	1,096	(K)	111,487
Fuel	74,474	48,013	(7,430)	(N)	115,057
Flight operations subcontracted to other carriers	1,812	915			2,727
Commissions	23,352	6,775			30,127
Depreciation and amortization	5,283	431	75	(J)	5,789
Sales general and administrative	48,302	23,945			72,247

Total operating expenses	463,617	212,156	(6,259)		669,514

OPERATING INCOME	40,283	770	(1,171)		39,882

OTHER INCOME (EXPENSE)
Interest expense	(5,139)	(2)	(300)	(I)	(5,441)
Interest income	584	62	(625)	(I)	21
Federal excise tax penalty	—	(429)			(429)
Other, net	(1,696)	18			(1,678)

Total other income (expense)	$(6,251)	(351)	(925)		(7,527)

EARNINGS BEFORE INCOME TAX EXPENSE (BENEFIT)	34,032	419	(2,096)		32,355

INCOME TAX EXPENSE (BENEFIT)	8,445	1,039	(818)	(L)
			(442)	(M)	8,224

NET EARNINGS (LOSS)	$25,587	$(620)	$(836)		$24,131

BASIC EARNINGS PER SHARE
Net earnings	$1.95				$1.84

Weighted average shares outstanding	13,095				13,095

FULLY DILUTED EARNINGS PER SHARE
Net earnings	$1.09				$1.03

Weighted average shares outstanding	24,591				24,591

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Combination and Preliminary Purchase Price Allocation
     The unaudited pro forma condensed combined financial statements reflect the purchase of the 22,500 shares of outstanding common stock of North American for approximately $35 million in cash by World Air Holdings on April 27, 2005.
     The estimated total purchase price of the combination is as follows (in thousands):

Cash paid to stockholders for all outstanding common stock	$34,750
Direct transaction costs	1,408
Adjustment to distributions made to Seller to cover tax payments as provided in Stock Purchase Agreement	(1,360)

Total purchase price	$34,798

     Under the purchase method of accounting, we will allocate the total purchase price as shown in the table above to North American’s net tangible and intangible assets based on their estimated fair values as of the date of acquisition April 27, 2005. The purchase price that exceeds the fair value of the acquired net assets is recognized as goodwill. Based on the completed valuation received, the following table shows the preliminary allocation of the purchase price and the allocation of goodwill as of December 31, 2004 (in thousands):

Fair Value
of Net Assets
Acquired
Cash and cash equivalents	$6,505
Restricted cash	2,285
Other current assets	18,485
Property and equipment	1,543
Intangible assets at fair value:
ETOPS program added value	4,680
Aircraft lease at market rates in excess of rental rates	2,840
Trademark	575
Other long term assets	4,782
Accounts payable and accrued liabilities	(27,115)
Deferred income taxes	(3,083)
Goodwill	23,301

Total	$34,798

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)
     The following table summarizes the estimated fair value of assets and liabilities acquired at the date of acquisition.

April 27, 2005
Cash and cash equivalents and restricted cash	$11,011
Other current assets	16,075
Equipment and property	1,498
Other long term assets and deferred charges	5,930
Specifically identified intangible assets	8,095
Goodwill	21,065

Total assets acquired	63,674

Accounts payable and accrued liabilities	(26,964)
Deferred income taxes	(1,912)

Net assets acquired	$34,798

2. Pro Forma Adjustments

     Pro forma adjustments are necessary to reflect the purchase price, to adjust amounts related to North American’s net tangible assets to the estimate of their fair values including indentifiable intangible assets, to eliminate North American’s equity accounts, and to reflect changes in depreciation and charges resulting from these pro forma adjustments.

     World Air Holdings has not identified any pre-acquisition contingencies where the related asset, liability, or impairment is probable and the amount of the asset, liability, or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, we will include those items in the purchase price allocation.

     The following are pro forma adjustments included in the unaudited pro forma condensed combined financial statements:

A.	Reflect the reduction in cash used by World Air Holdings to acquire North American.

B.	Reflect amounts due from the seller of North American for adjustment to distributions made to cover tax payments of the seller as provided in the April 27, 2005 Stock Purchase Agreement.

C.	Reflect World Air Holdings’ transaction costs, consisting primarily of financial advisory, legal, and accounting fees totaling $1,408. None of the $1,408 estimated transaction costs was paid or accrued as of December 31, 2004.

D.	Reflect an increase in net equipment and property to estimated fair value at the date of acquisition and a change in estimated remaining life to 3.0 years.

E.	Recognize acquired intangible assets based on estimated fair value at the date of acquisition, leaving $20,218 of goodwill reflected as of December 31, 2004, as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)

		Estimated
	Estimated	Remaining
Intangible Asset	Fair Value	Useful Life
ETOPS program added value	$4,680	Indefinite

Aircraft rental rates which are below (in excess of) market rates	2,840	0.5 to 4 years

Trademark	575	Indefinite

	$8,095

As a result of the leases being restated to market rates, the historical deferred rent amounts are eliminated.

F.	Eliminate North American’s historical stockholder’s equity.

G.	Reflect tax effect (timing difference) of recognizing intangible assets on the Company’s books that are not recognized for tax purposes.

H.	Reflect the tax effects on the balance sheet of North American had the Company been a C Corporation tax filer rather than electing S Corporation filing status.

I.	Adjustment to interest income and interest expense, as appropriate, to reflect cash payment of $34,750 by World Air Holdings to acquire the outstanding common stock shares of North American and cash payment of $1,408 for direct transaction costs assuming an effective annual interest income rate of 1.9% - 2.0% and an effective annual borrowing rate of 12.0%.

J.	Adjustment in depreciation for the increase in equipment and plant and the changes in remaining lives as noted in (D) above.

K.	Record amortization of fair value of aircraft leases in excess of (less than) rental rates as noted in (E) above.

L.	Reflect the tax effect (37.8% rate) of the pro forma adjustments noted in (I), (J), and (K) as well as timing differences referred to in (G) above.

M.	Reflect the period’s tax expense effect (37.8% rate) had North American filed as a C Corporation as noted in (H) above.

N.	Reclass to conform to World Air Holdings policy of reducing fuel expense for military and charter contracts that allow recovery of actual price per gallon paid in excess of (less than) the fixed component per gallon of fuel used.

3. Pro Forma Earnings Per Share

     We prepared the pro forma combined share and net earnings per share data on the same basis as done for World Air Holdings prior to combining with North American since World Air Holdings purchased all of the outstanding common stock of North American for approximately $35 million in cash.